UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

Medtronic Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

(Registrant’s telephone number, including area code): +353 1 438 1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Notes Offering

On March 7, 2019, Medtronic Global Holdings S.C.A. (“Medtronic Luxco”), issued €500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2021 (the “Floating Rate Notes”), €1,500,000,000 aggregate principal amount of 0.000% Senior Notes due 2021 (the “2021 Notes”), €1,500,000,000 aggregate principal amount of 0.375% Senior Notes due 2023 (the “2023 Notes”), €1,500,000,000 aggregate principal amount of 1.125% Senior Notes due 2027 (the “2027 Notes”), €1,000,000,000 aggregate principal amount of 1.625% Senior Notes due 2031 (the “2031 Notes”), and €1,000,000,000 aggregate principal amount of its 2.250% Senior Notes due 2039 (the “2039 Notes”, and together with the 2021 Notes, the 2023 Notes, the 2027 Notes, and the 2031 Notes, the “Fixed Rate Notes”), in an underwritten offering (the “Offering”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) (File No. 333-215895) filed with the Securities and Exchange Commission (the “Commission”) on February 6, 2017, and a preliminary prospectus supplement and prospectus supplement filed with the Commission related to the offering of the Floating Rate Notes and the Fixed Rate Notes (collectively, the “Notes”). The Notes are fully and unconditionally guaranteed by Medtronic public limited company (“Medtronic plc”) and Medtronic, Inc. (the “Guarantees,” and together with the Notes, the “Securities”).

Medtronic Luxco expects that the net proceeds from the sale of the Notes will be approximately €6.9 billion, after deducting the underwriting discount and estimated offering expenses. The net proceeds of the Offering will be used to fund the previously announced tender offers (the “Tender Offers”) for several series of outstanding notes issued by Medtronic, Inc. and Covidien International Finance S.A., a wholly-owned indirect subsidiary of Medtronic plc (together with Medtronic, Inc., the “Offerors”), and to pay accrued and unpaid interest, premiums, fees and expenses in connection with the Tender Offers. Any remaining net proceeds of the Offering will be used for repayment of Medtronic Luxco’s 1.700% senior notes due 2019 at maturity on March 28, 2019 plus accrued and unpaid interest thereon, for payments to be made in connection with the Redemption (as defined below) and for general corporate purposes.

The Company has applied to list each series of Notes on the New York Stock Exchange.

Indenture and Agency Agreement

The Securities were issued under an indenture dated as of March 28, 2017 (the “Base Indenture”), among Medtronic Luxco, Medtronic, Inc., Medtronic plc and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of March 7, 2019 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among Medtronic Luxco, Medtronic, Inc., Medtronic plc, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (“Elavon”), and are subject to the Agency Agreement, dated as of March 7, 2019, by and among Medtronic Luxco, the Trustee, and Elavon, as paying agent and calculation agent, and U.S. Bank National Association, as transfer agent and registrar (the “Agency Agreement”).

The Floating Rate Notes will mature on March 7, 2021, the 2021 Notes will mature on March 7, 2021, the 2023 Notes will mature on March 7, 2023, the 2027 Notes will mature on March 7, 2027, the 2031 Notes will mature on March 7, 2031, and the 2039 Notes will mature on March 7, 2039. Interest will be paid on the Floating Rate Notes at a rate equivalent to the three-month EURIBOR plus 0.200% per annum; provided, that the minimum interest rate shall be zero. The 2021 notes will bear interest at a rate of 0.000% per annum. The 2023 notes will bear interest at a rate of 0.375% per annum. The 2027 notes will bear interest at a rate of 1.125% per annum. The 2031 notes will bear interest at a rate of 1.625% per annum. The 2039 notes will bear interest at a rate of 2.250% per annum. Interest on the Floating Rate Notes will be paid quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, beginning on June 7, 2019. Interest on each series of Fixed Rate Notes will be paid annually in arrears on March 7 of each year, beginning on March 7, 2020.

At any time prior to March 7, 2021, in the case of the 2021 Notes, February 7, 2023 (one month prior to the maturity date of the 2023 Notes), in the case of the 2023 Notes, December 7, 2026 (three months prior to the maturity date of the 2027 Notes), in the case of the 2027 Notes, December 7, 2030 (three months prior to the maturity date of the 2031 Notes), in the case of the 2031 Notes, and December 7, 2038 (three months prior to the maturity date of the 2039 Notes), in the case of the 2039 Notes (each such date, a “par call date”), Medtronic Luxco will have the right, at its option, to redeem any of the 2021, 2023, 2027, 2031, and 2039 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a specified make-whole redemption price, in either case plus accrued and unpaid interest to, but not including, the date of redemption.

In addition, on and after the applicable par call date of the 2023 Notes, the 2027 Notes, the 2031 Notes and the 2039 Notes, Medtronic Luxco will have the option to redeem the 2023 Notes, the 2027 Notes, the 2031 Notes and the 2039 notes, respectively, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes will be general unsecured senior obligations of Medtronic Luxco and will rank equally in right of payment with all of Medtronic Luxco’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Medtronic Luxco may incur. The Guarantees will rank equally in right of payment with all of Medtronic plc’s and Medtronic, Inc.’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness from time to time outstanding that Medtronic plc or Medtronic, Inc. may incur, and be structurally subordinated to all existing and any future obligations of each of Medtronic plc’s subsidiaries (other than Medtronic Luxco and Medtronic, Inc.).

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, Medtronic Luxco’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Medtronic plc and its affiliates maintain ordinary banking relationships and credit facilities with the Trustee. In addition, the Trustee is the trustee for certain of Medtronic plc’s affiliates’ other debt securities, and from time to time provides services relating to Medtronic plc’s investment management, stock repurchase and foreign currency hedging programs.

The above description of the Base Indenture, the Second Supplemental Indenture and the Agency Agreement is qualified in its entirety by reference to the Base Indenture, the Second Supplemental Indenture and the Agency Agreement. The executed Base Indenture was previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Medtronic plc on March 28, 2017. The executed Second Supplemental Indenture is filed as Exhibit 4.1 hereto and the Agency Agreement is filed as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated herein by reference.

In connection with the Offering, Medtronic plc is filing as Exhibits 5.1, 5.2, 5.3 and 5.4 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2019, the Company issued a press release reporting its financial results for the third quarter of fiscal year 2019 and providing updated financial guidance for the full fiscal year 2019. The Company does not expect that updated financial guidance provided on February 19, 2019 to be affected by the Tender Offers (including the acceptance for purchase of $2.1 billion in aggregate principal amount of the any and all notes in the Tender Offers and approximately $3.8 billion aggregate purchase price of the maximum tender offer notes in the Tender Offers), the €7.0 billion Offering of Notes, the expected repayment of approximately $1.0 billion of Medtronic Luxco’s 1.700% senior notes due 2019 at maturity on March 28, 2019 (including accrued and unpaid interest thereon), or the Redemption (as defined below) of certain outstanding notes at an anticipated aggregate redemption price of approximately $1.0 billion. In addition, on February 19, 2019, the Company noted on its third quarter earnings call that it was comfortable with then current consensus earnings per share estimates for fiscal year 2020, and that has not changed as a result of these transactions.

Item 8.01.	Other Events.

The full text of the press release relating to the closing of the Offering, acceptance of tendered notes for payment and redemption of certain outstanding notes (the “Redemption”) on March 7, 2019 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Underwriting Agreement

On March 4, 2019, Medtronic Luxco, Medtronic plc and Medtronic, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein, for which Barclays Bank PLC and Merrill Lynch International acted as representatives, to issue and sell the Notes to the underwriters.

Certain of the underwriters party to the Underwriting Agreement and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Medtronic plc and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Medtronic plc in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates have been or are lenders under one or more of Medtronic, Inc.’s and Medtronic Luxco’s credit facilities.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 4, 2019, among Medtronic Global Holdings S.C.A., Medtronic plc, Medtronic, Inc., Barclays Bank PLC, Merrill Lynch International and the several other underwriters named in Schedule I thereto.

4.1	Second Supplemental Indenture, dated as of March 7, 2019, among Medtronic Global Holdings S.C.A., Medtronic, Inc. and Medtronic plc, Wells Fargo Bank, N.A., as trustee, and Elavon Financial Services DAC, UK Branch as paying agent and calculation agent.

4.2	Agency Agreement, dated as of March 7, 2019, by and among Medtronic Global Holdings S.C.A., Wells Fargo Bank, N.A. as trustee, Elavon Financial Services DAC, UK Branch, as paying agent and calculation agent, and U.S. Bank National Association, as transfer agent and registrar.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Medtronic plc, Medtronic Global Holdings S.C.A. and Medtronic, Inc.

5.2	Opinion of A&L Goodbody, Irish counsel to Medtronic plc.

5.3	Opinion of DLA Piper, Luxembourg counsel to Medtronic Global Holdings S.C.A.

5.4	Opinion of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of A&L Goodbody (included in Exhibit 5.2).

23.3	Consent of DLA Piper (included in Exhibit 5.3).

23.4	Consent of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc. (included in Exhibit 5.4).

99.1	Press Release of Medtronic plc dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: March 7, 2019		Karen L. Parkhill
Executive Vice President and Chief Financial Officer